                   BlackRock Enhanced Government Fund, Inc.

                              File No. 811-21793

      Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver Agreement between BlackRock Enhanced Government Fund, Inc. and BlackRock Advisors, LLC.

Exhibit 77Q1(e)

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT
             ----------------------------------------------------

   This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of
                                                    ---------
the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on SCHEDULE A
 -------       -------
attached hereto (each, a "Fund").
                          ----

   WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is
                 --------
organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

   WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides
                 -------------------
investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and
                                           ------------

   WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in SCHEDULE B attached hereto (the "Fee Waiver").
                                                              ----------
Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in SCHEDULE B attached hereto on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the
   ----------------------
Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in SCHEDULE B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an
   ------------------------------------------
Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.
   -----------------

   3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall
       ----             ----
begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on SCHEDULE A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a majority of the Fund's Trustees or Directors, as the case may be, who are not "interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

   3.2 Termination. This Agreement may be terminated prior to expiration by any
       -----------
Fund with respect to such Fund without payment of any penalty, upon 90 days' prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.
   -------------

   4.1 Captions. The captions in this Agreement are included for convenience of
       --------
reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   4.2 Interpretation. Nothing herein contained shall be deemed to require a
       --------------
Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

   4.3 Limitation of Liability. The obligations and expenses incurred,
       -----------------------
contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

   4.4 Definitions. Any question of interpretation of any term or provision of
       -----------
this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if
                      ---
the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                           EACH OF THE FUNDS LISTED ON SCHEDULE
                                           A ATTACHED HERETO

                                           By:   /s/ Neal J. Andrews
                                                 ------------------------------
                                                 Name: Neal J. Andrews
                                                 Title: Chief Financial Officer

                                           BLACKROCK ADVISORS, LLC

                                           By:   /s/ Neal J. Andrews
                                                 ------------------------------
                                                 Name: Neal J. Andrews
                                                 Title: Managing Director

   [SIGNATURE PAGE TO CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT]

                                  SCHEDULE A

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                        (DATED AS OF DECEMBER 2, 2016)


     TICKER                            FUND                            EXPIRATION DATE
     ------  --------------------------------------------------------- ---------------
  1   BBN    BlackRock Taxable Municipal Bond Trust                    June 30, 2017

  2   BJZ    BlackRock California Municipal 2018 Term Trust            June 30, 2017

  3   BFZ    BlackRock California Municipal Income Trust               June 30, 2017

  4   BHK    BlackRock Core Bond Trust                                 June 30, 2017

  5   HYT    BlackRock Corporate High Yield Fund, Inc.                 June 30, 2017

  6   BTZ    BlackRock Credit Allocation Income Trust                  June 30, 2017

  7   DSU    BlackRock Debt Strategies Fund, Inc.                      June 30, 2017

  8   BHL    BlackRock Defined Opportunity Credit Trust                June 30, 2017

  9   BGR    BlackRock Energy and Resources Trust                      June 30, 2017

  10  CII    BlackRock Enhanced Capital and Income Fund, Inc.          June 30, 2017

  11  BDJ    BlackRock Enhanced Equity Dividend Trust                  June 30, 2017

  12  EGF    BlackRock Enhanced Government Fund, Inc.                  June 30, 2017

  13  FRA    BlackRock Floating Rate Income Strategies Fund, Inc.      December 31, 2017

  14  BGT    BlackRock Floating Rate Income Trust                      June 30, 2017

  15  BFO    BlackRock Florida Municipal 2020 Term Trust               June 30, 2017

  16  BOE    BlackRock Global Opportunities Equity Trust               June 30, 2017

  17  BME    BlackRock Health Sciences Trust                           June 30, 2017

  18  BKT    BlackRock Income Trust, Inc.                              June 30, 2017

  19  BGY    BlackRock International Growth and Income Trust           June 30, 2017

  20  BKN    BlackRock Investment Quality Municipal Trust, Inc.        June 30, 2017

     TICKER                            FUND                            EXPIRATION DATE
     ------  --------------------------------------------------------- ---------------
  21  BLW    BlackRock Limited Duration Income Trust                   June 30, 2017

  22  BTA    BlackRock Long-Term Municipal Advantage Trust             June 30, 2017

  23  BZM    BlackRock Maryland Municipal Bond Trust                   June 30, 2017

  24  MHE    BlackRock Massachusetts Tax-Exempt Trust                  June 30, 2017

  25  BIT    BlackRock Multi-Sector Income Trust                       June 30, 2017

  26  MUI    BlackRock Muni Intermediate Duration Fund, Inc.           June 30, 2017

  27  MNE    BlackRock Muni New York Intermediate Duration Fund, Inc.  June 30, 2017

  28  MUA    BlackRock MuniAssets Fund, Inc.                           June 30, 2017

  29  BPK    BlackRock Municipal 2018 Term Trust                       June 30, 2017

  30  BKK    BlackRock Municipal 2020 Term Trust                       June 30, 2017

  31  BBK    BlackRock Municipal Bond Trust                            June 30, 2017

  32  BAF    BlackRock Municipal Income Investment Quality Trust       June 30, 2017

  33  BBF    BlackRock Municipal Income Investment Trust               June 30, 2017

  34  BYM    BlackRock Municipal Income Quality Trust                  June 30, 2017

  35  BFK    BlackRock Municipal Income Trust                          June 30, 2017

  36  BLE    BlackRock Municipal Income Trust II                       June 30, 2017

  37  BTT    BlackRock Municipal 2030 Target Term Trust                June 30, 2017

  38  MEN    BlackRock MuniEnhanced Fund, Inc.                         June 30, 2017

  39  MUC    BlackRock MuniHoldings California Quality Fund, Inc.      June 30, 2017

  40  MUH    BlackRock MuniHoldings Fund II, Inc.                      June 30, 2017

  41  MHD    BlackRock MuniHoldings Fund, Inc.                         June 30, 2017

  42  MFL    BlackRock MuniHoldings Investment Quality Fund            June 30, 2017

  43  MUJ    BlackRock MuniHoldings New Jersey Quality Fund, Inc.      June 30, 2017

     TICKER                            FUND                            EXPIRATION DATE
     ------  --------------------------------------------------------- ---------------
  44  MHN    BlackRock MuniHoldings New York Quality Fund, Inc.        June 30, 2017

  45  MUE    BlackRock MuniHoldings Quality Fund II, Inc.              June 30, 2017

  46  MUS    BlackRock MuniHoldings Quality Fund, Inc.                 June 30, 2017

  47  MVT    BlackRock MuniVest Fund II, Inc.                          June 30, 2017

  48  MVF    BlackRock MuniVest Fund, Inc.                             June 30, 2017

  49  MZA    BlackRock MuniYield Arizona Fund, Inc.                    June 30, 2017

  50  MYC    BlackRock MuniYield California Fund, Inc.                 June 30, 2017

  51  MCA    BlackRock MuniYield California Quality Fund, Inc.         June 30, 2017

  52  MYD    BlackRock MuniYield Fund, Inc.                            June 30, 2017

  53  MYF    BlackRock MuniYield Investment Fund                       June 30, 2017

  54  MFT    BlackRock MuniYield Investment Quality Fund               June 30, 2017

  55  MIY    BlackRock MuniYield Michigan Quality Fund, Inc.           June 30, 2017

  56  MYJ    BlackRock MuniYield New Jersey Fund, Inc.                 June 30, 2017

  57  MYN    BlackRock MuniYield New York Quality Fund, Inc.           June 30, 2017

  58  MPA    BlackRock MuniYield Pennsylvania Quality Fund             June 30, 2017

  59  MQT    BlackRock MuniYield Quality Fund II, Inc.                 June 30, 2017

  60  MYI    BlackRock MuniYield Quality Fund III, Inc.                June 30, 2017

  61  MQY    BlackRock MuniYield Quality Fund, Inc.                    June 30, 2017

  62  BLJ    BlackRock New Jersey Municipal Bond Trust                 June 30, 2017

  63  BNJ    BlackRock New Jersey Municipal Income Trust               June 30, 2017

  64  BLH    BlackRock New York Municipal 2018 Term Trust              June 30, 2017

  65  BQH    BlackRock New York Municipal Bond Trust                   June 30, 2017

  66  BSE    BlackRock New York Municipal Income Quality Trust         June 30, 2017

     TICKER                            FUND                            EXPIRATION DATE
     ------  --------------------------------------------------------- ---------------
  67.  BNY    BlackRock New York Municipal Income Trust                June 30, 2017

  68.  BFY    BlackRock New York Municipal Income Trust II             June 30, 2017

  69.  --     BlackRock Preferred Partners LLC                         July 31, 2017

  70.  BCX    BlackRock Resources & Commodities Strategy Trust         June 30, 2017

  71.  BST    BlackRock Science and Technology Trust                   June 30, 2017

  72.  BUI    BlackRock Utility and Infrastructure Trust               June 30, 2017

  73.  BHV    BlackRock Virginia Municipal Bond Trust                  June 30, 2017

  74.  BSD    The BlackRock Strategic Municipal Trust                  June 30, 2017

  75.  --     BlackRock 2022 Global Income Opportunity Trust           June 30, 2018

                                  SCHEDULE B

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                        (DATED AS OF DECEMBER 2, 2016)

       BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.